UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 6, 2017

LMI AEROSPACE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Missouri
(State or Other Jurisdiction of Incorporation)

0-24293	43-1309065
(Commission File Number)	(IRS Employer Identification No.)

411 Fountain Lakes Blvd., St. Charles, Missouri	63301
(Address of Principal Executive Offices)	(Zip Code)

(636) 946-6525
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations
Item 1.01. Entry Into a Material Definitive Agreement
The information set forth under Item 5.02 of this Current Report on Form 8-K relating to the Executive Employment Agreements (as defined below) is hereby incorporated into this Item 1.01 by reference.
Section 5 - Corporate Governance and Management
Item 5.02 - Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective on January 1, 2017, LMI Aerospace, Inc. (the “Company”) appointed Jay P. Inman, Jr. President, Engineering Services, and Keith M. Schrader Vice President, Operations.
Mr. Inman, 57 years old, joined D3 Technologies, Inc. ("D3"), a subsidiary of the Company, in January 2014 as Vice President. In September 2014 Mr. Inman became President, Engineering Services for the Company and in February 2015 his role changed to Chief Operating Officer, Engineering Services. Since September 2016 Mr. Inman has led the Company's Engineering Services segment. Prior to joining D3 and LMI, he was the project director for Bombardier and Boeing programs at Vought Aircraft, a Triumph Aerostructures Company. Mr. Inman holds a Bachelor of Science degree in Mechanical Engineering from Texas A&M University.
Mr. Schrader, 44 years old, joined LMI as the Vice President and General Manager of Assembly in January of 2015 and subsequently broadened his role to Vice President and General Manager of the combined Assembly & Machining Centers of Excellence. Prior to joining LMI, Mr. Schrader was the Vice President of Programs and Vice President, Site Operations at GKN Aerospace in St. Louis, Missouri. Prior to GKN Aerospace, Mr. Schrader held several roles of increasing responsibilities with Spirit Aerosystems in Wichita, Kansas and Everett/Renton, Washington, including as an Executive Director. Mr. Schrader holds a Masters of Business Administration from Baker University, with a specialization in executive leadership, and a Bachelor of Science in Manufacturing Operations from Southwestern College, Winfield, Kansas.
There are no family relationships between Mr. Inman or Mr. Schrader and any director, executive officer or person nominated or chosen by the Company to become an executive officer. Additionally, there have been no transactions involving Mr. Inman or Mr. Schrader that would require disclosure under Item 404(a) of Regulation S-K.
Executive Employment Agreements
The Company’s employment agreements with each of its executives expired as of December 31, 2016. On December 30, 2016, the Company entered into new employment agreements with each executive with the following agreements requiring disclosure herein: Daniel G. Korte, President and Chief Executive Officer (the "Korte Agreement"), Clifford C. Stebe, Jr., Vice President and Chief Financial Officer (the “Stebe Agreement”), Jennifer Alfaro, Chief Human Resources Officer (the “Alfaro Agreement”), Jay P. Inman, Jr., President, Engineering Services (the “Inman Agreement”), and Keith M. Schrader, Vice President, Operations (the “Schrader Agreement” and collectively with the Korte Agreement, Stebe Agreement, Alfaro Agreement, and Inman Agreement, the “Executive Employment Agreements”).
Each Executive Employment Agreement provides the above listed executives (each an "Executive") a base salary that is to be reviewed annually by the Compensation Committee and may be increased, but not decreased. Except for the Korte Agreement, each Executive Employment Agreement also provides that the Executive will be eligible for an annual performance bonus targeted at thirty percent (30%) of the Executive's base salary, payable in cash or cash and shares of the Company’s stock as determined by the Compensation Committee, and eligible for long-term incentive grants of restricted stock targeted at $70,000. The Korte Agreement provides Mr. Korte is eligible for an annual performance bonus of not less than forty-two and one half percent (42.5%) of his base salary, but targeted at eighty-five percent (85%) with a maximum of one hundred and ten percent (110%) of his base salary, payable in cash or cash and shares of the Company’s stock as determined by the Compensation Committee, and grants of restricted stock targeted at one hundred percent (100%) of his base salary.
Each Executive Employment Agreements includes a claw back provision consistent with Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the Company’s Policy for Recoupment of Incentive Compensation.
Each Executive Employment Agreement has a three-year term, commencing on January 1, 2017, and expiring on December 31, 2019, and may be terminated upon the Executive giving thirty (30) days prior written notice to the Company, his or her death or permanent disability, by the Company for cause, or by the Executive for good reason. If the Executive's employment is terminated without cause by the Company or through a corporate dissolution, the Executive will be entitled to severance in an amount equal to twelve (12) months of his or her base salary. If a change in control of the Company results in the involuntary termination of the Executive or the Executive terminates his or her employment for good reason within nine (9) months following the change in control, the Executive will be entitled to severance in an amount equal to two and one-half (2 ½) times his or her base salary plus any reasonably anticipated performance bonus prorated for that fiscal year. Any severance will be paid in equal installments in accordance with the Company's regular pay schedule and will be subject to the Executive executing a release agreement.

Each Executive Employment Agreement also contains a confidentiality provision, a one (1) year non-compete/non-solicit provision, and other provisions customarily found in employment agreements with executives.
The foregoing description of the Executive Employment Agreements do not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, the form of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
Each Executive Employment Agreement provides for a base salary as follows:

•	Daniel G. Korte- $500,000

•	Clifford C. Stebe, Jr.- $265.225

•	Jennifer Alfaro- $265.225

•	Jay P. Inman, Jr.- $257,500

•	Keith M. Schrader- $258,000

Section 7 - Regulation FD
Item 7.01 - Regulation FD Disclosure.
On January 4, 2017, the Company issued a press release announcing the appointment of Jay P. Inman, Jr. as President, Engineering Services, and Keith M. Schrader as Vice President, Operations. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
As provided in General Instruction B.2 to Form 8-K, the information furnished in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly provided by specific reference in such filing.

Section 9 - Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
See the Exhibit Index, which is hereby incorporated by reference.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: January 6, 2017

LMI AEROSPACE, INC.

By:	/s/ Clifford C. Stebe, Jr.
Clifford C. Stebe, Jr.
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Form of Employment Agreement dated as of December 30, 2016, and effective as of January 1, 2017, for each Executive.
99.1	Press Release issued by LMI Aerospace, Inc. dated January 4, 2017.